As filed with the Securities and Exchange Commission on February 9, 2009.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CARDINAL FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1874630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8270 Greensboro Drive, Suite 500

McLean, Virginia 22102

 (703) 584-3400

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Bernard H. Clineburg	Copies of Communications to:
Chairman and Chief Executive Officer Cardinal Financial Corporation 8270 Greensboro Drive, Suite 500 McLean, Virginia 22102 (703) 584-3400	Wayne A. Whitham, Jr., Esquire Charles W. Kemp, Esquire Williams Mullen A Professional Corporation 1021 East Cary Street
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)	Richmond, Virginia 23219 (804) 643-1991

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Security (3)	Proposed Maximum Aggregate Offering Price (3)(4)(5)	Amount of Registration Fee (3)
Preferred Stock
Common Stock
Warrants
Stock Purchase Contracts
Units (6)
Total			$60,000,000	$2,358

(1)           Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Except as provided in Rule 426(b) under the Securities Act, in no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $60,000,000.

(2)           Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)           Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)           The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(5)           Includes consideration received by us, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(6)           Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock and warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2009

PROSPECTUS

$60,000,000

CARDINAL FINANCIAL CORPORATION

Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Units

We may offer and sell from time to time in one or more offerings any combination of the securities listed above.  The aggregate initial offering price of all securities we sell under this prospectus will not exceed $60,000,000.  Offers and sales of these securities may be to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  We will provide the specific terms for securities to be offered in one or more supplements to this prospectus.  The prospectus supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and any prospectus supplement carefully before you invest.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

A discussion of certain risks that you should consider in connection with an investment in the securities will be included in a supplement to this prospectus.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CFNL.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is                   , 2009

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time that do not exceed $60,000,000 in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material containing specific information about the terms of the securities we are offering. That prospectus supplement, information incorporated by reference, or other offering material may include a discussion of any risk factors or other special considerations that apply to those securities or the specific plan of distribution. The prospectus supplement or information incorporated by reference may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be found on the SEC Internet site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, and we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that electronically file documents with the SEC.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CFNL.” Our reports, proxy statements and other information may also be reviewed at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and the securities we may offer. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses set forth above.

We also maintain an Internet site at www.cardinalbank.com, which contains information relating to us and our business.  Information contained on our Internet site is not incorporated by reference into this prospectus or the registration statement unless otherwise stated in this prospectus or any supplement.

INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC

This prospectus incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus. As the SEC allows, incorporated documents are considered part of this prospectus, and we can disclose important information to you by referring you to those documents.

We incorporate by reference the documents listed below, to the extent they have been filed with the SEC:

•                  our annual report on Form 10-K for the year ended December 31, 2007;

•                  the portions of our definitive proxy statement for the annual meeting of shareholders held on April 18, 2008 that have been incorporated by reference into our Form 10-K for the year ended December 31, 2007;

•                  our quarterly reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•                  our current reports on Form 8-K filed January 31, 2008, March 4, 2008, April 22, 2008, July 30, 2008, September 11, 2008, October 1, 2008, November 13, 2008 and January 22, 2009; and

•                  the description of our common stock as set forth in Form 8-A filed on July 1, 1998.

We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of this prospectus and (2) until this offering has been completed. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to Secretary, Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement relating to the offered securities. No one else is authorized to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our business, financial condition and results of operations may have changed since that date.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

We make certain forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus that are subject to risks and uncertainties. These forward-looking statements include statements regarding our profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy, and financial and other goals. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward-looking statements.

        These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by factors including:

•                  the ability to successfully manage our growth or implement our growth strategies if we are unable to identify attractive markets, locations or opportunities to expand in the future;

•                  changes in interest rates and the successful management of interest rate risk;

•                  risks inherent in making loans such as repayment risks and fluctuating collateral values;

•                  changes in market conditions, specifically declines in the residential real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;

•                  impact of recently enacted legislation, in particular the Emergency Economic Stabilization Act of 2008, there is no assurance that such legislation will stabilize the U.S. financial system and there is uncertainty in the implementation of this legislation by federal regulators;

•                  maintaining cost controls and asset quality as we open or acquire new branches;

•                  maintaining capital levels adequate to support our growth;

•                  reliance on our management team, including our ability to attract and retain key personnel;

•                  competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;

•                  changes in general economic and business conditions in our market area including the local and national economy;

•                  changes in operations of George Mason Mortgage, LLC as a result of the activity in the residential real estate market and any associated impact on the fair value of goodwill in the future;

•                  risks and uncertainties related to future trust operations;

•                  changes in operations of Wilson/Bennett Capital Management, Inc., its customer base and assets under management and any associated impact on the fair value of goodwill in the future;

•                  demand, development and acceptance of new products and services;

•                  problems with technology utilized by us;

•                  changing trends in customer profiles and behavior;

•                  changes in banking, other laws and regulations applicable to us; and

•                  other factors described from time to time in our reports filed with the SEC, which we have incorporated by reference in this prospectus.

Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results.

THE COMPANY

Cardinal Financial Corporation, a financial holding company, was formed in late 1997 as a Virginia corporation, principally in response to opportunities resulting from the consolidation of several Virginia-based banks with regional bank holding companies. In our market area, these bank consolidations had been accompanied by the dissolution of local boards of directors and relocation or termination of management and customer service professionals.

We own Cardinal Bank, a Virginia state-chartered community bank headquartered in Tysons Corner, Virginia. Cardinal Bank has offices in Alexandria, Annandale, Arlington, Chantilly, Clifton, Fairfax, Fredericksburg, Herndon, Leesburg, Manassas, McLean, Purcellville, Reston, Stafford, Sterling, Sterling Park, Tysons Corner, and Woodbridge, Virginia, Washington, D.C. and Bethesda, Maryland. We conduct all of our business through Cardinal Bank (the “Bank”), our principal operating unit, its subsidiary George Mason Mortgage, LLC (“George Mason”), Cardinal Wealth Services, Inc. (“CWS”), and Wilson/Bennett Capital Management, Inc. (“Wilson/Bennett”). In January 2009, we opened Cardinal First Mortgage, LLC (“Cardinal First”), a wholly owned subsidiary of Cardinal Bank.  Cardinal First originates mortgage loans for new homes and refinancing in Virginia, Maryland and Washington, D.C. principally for existing Cardinal Bank customers.

Cardinal Bank offers a wide range of traditional bank loan and deposit products and services to both our commercial and retail customers. Our commercial relationship managers focus on attracting small and medium sized businesses as well as government contractors, commercial real estate developers and builders and professionals, such as physicians, accountants and attorneys. We have 25 branch office locations and provide competitive products and services.

George Mason engages primarily in the origination and acquisition of residential mortgages for sale into the secondary market on a best efforts basis through five branches located throughout the metropolitan Washington, D.C. region. George Mason is one of the largest residential mortgage originators in the greater Washington metropolitan area.

CWS provides brokerage and investment services through a contract with Raymond James Financial Services, Inc. Under this contract, financial advisors can offer our customers an extensive range of financial products and services, including estate planning, qualified retirement plans, mutual funds, annuities, life insurance, fixed income and equity securities and equity research and recommendations. CWS’s principal source of revenue is the net commissions it earns on the purchases and sales of investment products to its customers.

Wilson/Bennett provides professional investment management of financial assets with asset preservation as the primary goal. Clients include individuals, pension plans and medium sized corporations. Wilson/Bennett utilizes a value oriented investment approach and focuses on large capitalization stocks as well as cash management services. Wilson/Bennett earns fees based upon the market value of its clients’ portfolios.

Cardinal Trust and Investments, a division of Cardinal Bank, acts as trustee or custodian for client assets and earns fees primarily based upon balances under management. This division has helped to diversify the Bank’s sources of non-interest income and allows us to provide additional services to our customers.

Our corporate headquarters are located at 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102, and our telephone number is (703) 584-3400. Our Internet address is www.cardinalbank.com. The information contained on our website is not part of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the offered securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material provisions of our Articles of Incorporation, as amended, and Bylaws, as amended. Copies of the Articles of Incorporation, as amended, and Bylaws, as amended, have been filed with the Securities and Exchange Commission and are incorporated into this prospectus.

General

As of February 4, 2009, we had 60,000,000 shares of capital stock authorized.  This authorized capital stock consisted of:

•                  50,000,000 shares of common stock, par value $1.00 per share, 24,013,663 of which were outstanding; and

•                  10,000,000 shares of preferred stock, par value $1.00 per share, none of which were outstanding.

Common Stock

Voting Rights

Each holder of common shares is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.

Dividends

Holders of common shares are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor, provided however, that the payment of dividends to holders of common shares is subject to the preferential dividend rights of the preferred stock. Cardinal Financial Corporation is a corporation separate and distinct from Cardinal Bank. Since most of Cardinal Financial Corporation’s revenues will be received by it in the form of dividends or interest paid by Cardinal Bank, our ability to pay dividends will be subject to certain regulatory restrictions.

No Preemptive or Conversion Rights

Holders of our common shares do not have preemptive rights to purchase additional shares of any class of our stock, and have no conversion or redemption rights.

Calls and Assessments

All of the issued and outstanding common shares are non-assessable.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of common shares (and the holders of any class or series of stock entitled to participate with the common shares in the distribution of assets) shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities and distributions or provision for distributions to holders of the preferred stock having preference over the common shares.

Preferred Stock

Our board of directors is granted the authority from time to time to issue preferred stock in one or more series and in connection with the creation of any such series to fix by resolution the preferences, limitations and relative rights thereof.  As of February 4, 2009, there were 10,000,000 authorized shares of preferred stock, par value $1.00 per share, of which 1,412,000 have been designated as the 7.25% Cumulative Convertible Preferred Stock, Series A and 41,238 have been designated as the Fixed Rate Cumulative Perpetual Preferred Stock, Series B.  No shares of preferred stock were outstanding as of February 4, 2009.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

Certain Provisions of Our Articles of Incorporation and Bylaws and Virginia Law

General

Our articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Classified Board of Directors

Our articles of incorporation and bylaws divide our board of directors into three classes as nearly equal in number as possible. The members of the board serve staggered three years terms so that at least two annual meetings of shareholders may be required for the shareholders to replace a majority of the board of directors. Under our articles of incorporation, our directors may be removed only for cause and only by the affirmative vote of shareholders holding at least two-thirds of the voting power of our common stock. The classification of our board of directors and the inability of shareholders to remove a director without cause and without at least a two-thirds shareholder vote make it more difficult and time consuming to gain control of our board.

Increasing the Number of Directors

Under Virginia law, a board of directors may amend or repeal bylaws unless articles of incorporation or other provisions of Virginia law reserve such power exclusively in the shareholders or the shareholders, in adopting or amending particular bylaws, expressly prohibit the board of directors from amending or repealing that bylaw. Our articles of incorporation do not reserve the power to amend the bylaws to increase or decrease the number of directors exclusively to the shareholders and no bylaw, an no amendment thereto, expressly prohibits the board of directors from amending the bylaws to increase or decrease the number of directors. According to Virginia law, our board of directors may amend our bylaws at any time to increase or decrease the number of directors by up to 30% of the number of directors of all classes immediately following the most recent election of directors by the shareholders. In addition, according to our articles of incorporation and bylaws, the newly created directorships resulting from an increase by not more than two in the number of authorized directors shall be filled by the affirmative vote of a majority of the directors then in office. As a result, if faced with an attempt to take control of our board, our directors may increase the size of the board and install directors opposed to the hostile takeover attempt.

Blank Check Preferred Stock

As permitted by the Virginia Stock Corporation Act, our board of directors may issue shares of preferred stock without shareholder approval. Our board of directors has the flexibility to deter attempts to gain control of us by including extraordinary voting, dividend, redemption or conversion rights in any preferred stock that it may deem appropriate to issue. We currently do not have plans to issue any shares of capital stock except as set forth in this prospectus or in the ordinary course of business under our equity compensation plans.

Inability of Shareholders to Call Special Meetings

Pursuant to our bylaws, special meetings of stockholders may be called only by our president, the chairman of our board of directors or by the board of directors. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the president, the chairman or a majority of the board of directors to call a special meeting.

Advance Notification Requirements

Our bylaws also require a shareholder who desires to nominate a candidate for election to the board of directors or to raise new business at an annual shareholders meeting to provide us advance notice of at least 60 days and no more than 90 days before the scheduled date of the annual meeting. Our bylaws further condition the presentation of shareholder nominations for director or proposals for business on compliance with a number of conditions.

Effects of Virginia Anti-Takeover Statutes

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. We have not adopted such an amendment.

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. However, our bylaws contain a provision that makes these provisions inapplicable to acquisitions of our stock.

Limitations on Liability of Officers and Directors

As permitted by the Virginia Stock Corporation Act, our Articles of Incorporation contain provisions that permit us to indemnify our directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of our directors and officers for monetary damages to us or our shareholders for breach of their fiduciary duties, except to the extent that Virginia law prohibits indemnification or elimination of liability. These provisions do not limit or eliminate our rights or the rights of any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

The rights of indemnification provided in our Articles of Incorporation are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase preferred stock, common stock or any combination of these securities.  We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities.  We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent.  The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The description of the specific terms of warrants, whether issued in a series or not, will be in a prospectus supplement accompanying this prospectus.  The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.  If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.

This summary also is subject to and qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K.  See “Where You Can Find More Information” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement may describe the terms of any warrants that we may offer, including the following:

•                   the title of the warrants;

•                   the total number of warrants;

•                   the price or prices at which the warrants will be issued;

•                   the currency or currencies that investors may use to pay for the warrants;

•                   the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•                   the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•                   the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                   whether the warrants will be issued in registered form or bearer form;

•                   information with respect to book-entry procedures, if any;

•                   if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•                   if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•                   if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•                   if applicable, a discussion of material United States federal income tax considerations;

•                   the identity of the warrant agent, if any;

•                   the procedures and conditions relating to the exercise of the warrants; and

•                   any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent.  We may add, replace or terminate warrant agents from time to time.  We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

We will not qualify any warrant agreement as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act.  As a result, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement.  The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants.  Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.  Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form.  Warrants issued in registered form — i.e., book-entry — will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security.  Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.  In addition, we may issue warrants in non-global form — i.e., bearer form.  If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise and Redemption of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be redeemed as set forth in the applicable prospectus supplement.

Warrants may be exercised as set forth in the applicable prospectus supplement.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

We may redeem your warrant before it is exercised unless the applicable prospectus supplement specifies otherwise.  The prospectus supplement will specify one or more redemption prices.  It may also specify one or more redemption periods during which the redemption prices relating to the redemption of warrants during those periods will apply.  The warrant will be redeemable at our option at any time on or after a date specified in the prospectus supplement or at any other specified time or times.  If we redeem the warrant, we will do so at the specified redemption price.  If different prices are specified for different redemption periods, the price that we pay will be the price that applies to the redemption period during which the warrant is redeemed.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts.  Stock purchase contracts represent contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified or variable number of shares of our common stock or preferred stock, as applicable, at a future date or dates. The price per share of common stock or preferred stock, as applicable, may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts.  Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.  We may issue stock purchase contracts in distinct series.

The applicable prospectus supplement will describe the terms of any stock purchase contracts.  The following description and any description of stock purchase contracts in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts.  We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K.  See “Where You Can Find More Information” above for information on how to obtain a copy of a document when it is filed.

We may issue stock purchase contracts separately or as part of units, which we describe below.  Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts.  These other securities may consist of preferred stock or common stock, trust preferred securities or debt obligations of third parties, including U.S. treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•                 whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•                 whether the stock purchase contracts are to be prepaid or not;

•                 whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•                 any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•                 whether the stock purchase contracts will be issued in fully registered or global form; and

•                 any other terms of the stock purchase contracts.

DESCRIPTION OF UNITS

General

We may issue units comprised of any combination of our preferred stock, common stock, warrants and stock purchase contracts.  We will issue each unit so that the holder of the unit is also the holder of each security included in the unit.  As a result, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe the financial and other specific terms of specific units in the prospectus supplement accompanying this prospectus.  The following description and any description of units in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.  We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K.  See “Where You Can Find More Information” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement may describe:

•                   the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                   any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•                   whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants” and “Description of Stock Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may offer the securities in this prospectus from time to time as follows:

•                   to or through underwriters or dealers;

•                   directly to other purchasers;

•                   through designated agents; or

•                   through a combination of any of these methods.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above.  This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.  This prospectus and applicable prospectus supplement may also be used by us and our affiliates in connection with offers and sales relating to the initial sale of the securities and any market making transactions in the securities.  These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices.  We and our affiliates may act as principal or agent in these transactions.

The securities (including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis) that we distributed by any of these methods may be sold to the public, in one or more transactions, either:

•                   at a fixed price or prices, which may be changed;

•                   at market prices prevailing at the time of sale;

•                   at prices related to prevailing market prices; or

•                   at negotiated prices.

 We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus.  Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

We may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates.  We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf.  The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions that we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions that they receive from us, and any profit on the resale of the securities that they realize may be deemed to be underwriting discounts and commissions under the Securities Act.  Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the securities will be a new issue with no established trading market, other than the common stock.  Any common stock sold pursuant to a prospectus supplement will be traded on the Nasdaq Global Select Market, subject to official notice of issuance.  We may elect to list any of the other securities on an exchange, but are not obligated to do so.  If we sell a security offered by this prospectus to an underwriter for public offering or sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities that may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make.  Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.  As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.  These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

EXPERTS

The consolidated financial statements of Cardinal Financial Corporation and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing,

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Williams Mullen, Richmond, Virginia, our counsel, will pass upon the validity of the securities to be issued by us through this prospectus.  Attorneys employed by the firm beneficially owned an aggregate of approximately 100 shares of our common stock as of February 4, 2009.

$60,000,000

CARDINAL FINANCIAL CORPORATION

Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Units

PROSPECTUS

                                  , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution

The following is a summary of the expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Securities and Exchange Commission Registration Fee	$2,358
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Printing Expenses	*
Miscellaneous Expenses	*
Total	$ *

*  These fees depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct.  In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Registrant is a Virginia corporation.  Article VI of the Articles of Incorporation of the Registrant contains provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant’s directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 16. Exhibits.

Exhibit No.	Document

1.1	Form of Underwriting Agreement relating to Preferred Stock.*

1.2	Form of Underwriting Agreement relating to Common Stock.*

1.3	Form of Underwriting Agreement relating to Warrants.*

1.4	Form of Underwriting Agreement relating to Stock Purchase Contracts.*

1.5	Form of Underwriting Agreement relating to Units.*

3.1	Articles of Incorporation of Cardinal Financial Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2, Registration No. 333-82946 (the “Form SB-2”)).

3.2

Articles of Amendment to the Articles of Incorporation of Cardinal Financial Corporation, setting forth the designation for the Series A Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form SB-2).

3.3

Articles of Amendment to the Articles of Incorporation of Cardinal Financial Corporation, setting forth the designation for the Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed January 22, 2009).

3.4	Bylaws of Cardinal Financial Corporation (restated in electronic format as of December 19, 2007) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed December 21, 2007).

4.1	Form of Preferred Stock Certificate.*

4.2	Form of Warrant Certificate.*

4.3	Form of Warrant Agreement.*

4.4	Form of Stock Purchase Contract.*

4.5	Form of Unit Agreement.*

5.1	Opinion of Williams Mullen.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of KPMG LLP

24.1	Powers of attorney (included on signature page).

*                 To be filed as an exhibit to a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.

Item 17.                 Undertakings

(a)                                The undersigned registrant hereby undertakes:

(1)                                To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(B)                              Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)                                That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)                          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)                                That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on this 9th day of February, 2009.

CARDINAL FINANCIAL CORPORATION

By:	/s/ Bernard H. Clineburg
Bernard H. Clineburg
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Mark A. Wendel and Jennifer L. Deacon as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Clineburg	Chairman and Chief Executive Officer
Bernard H. Clineburg	(Principal Executive Officer)	February 5, 2009

/s/ Mark A. Wendel	Executive Vice President and
Mark A. Wendel	Chief Financial Officer (Principal Financial Officer)	February 5, 2009
/s/ Jennifer L. Deacon	Senior Vice President and Controller
Jennifer L. Deacon	(Principal Accounting Officer)	February 5, 2009

/s/ B.G. Beck	Director
B.G. Beck		February 5, 2009

/s/ William G. Buck	Director
William G. Buck		February 5, 2009

/s/ Sidney O. Dewberry	Director
Sidney O. Dewberry		February 9, 2009

/s/ Michael A. Garcia	Director
Michael A. Garcia		February 5, 2009

/s/ J. Hamilton Lambert	Director
J. Hamilton Lambert		February 6, 2009

/s/ Alan G. Merten	Director
Alan G. Merten		February 5, 2009

Signature	Title	Date

/s/ William E. Peterson	Director
William E. Peterson		February 5, 2009

/s/ James D. Russo	Director
James D. Russo		February 9, 2009

/s/ John H. Rust Jr.	Director
John H. Rust Jr.		February 9, 2009

/s/ George P. Shafran	Director
George P. Shafran		February 5, 2009

/s/ Alice M. Starr	Director
Alice M. Starr		February 9, 2009

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement relating to Preferred Stock.*

1.2	Form of Underwriting Agreement relating to Common Stock.*

1.3	Form of Underwriting Agreement relating to Warrants.*

1.4	Form of Underwriting Agreement relating to Stock Purchase Contracts.*

1.5	Form of Underwriting Agreement relating to Units.*

3.1	Articles of Incorporation of Cardinal Financial Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2, Registration No. 333-82946 (the “Form SB-2”)).

3.2

Articles of Amendment to the Articles of Incorporation of Cardinal Financial Corporation, setting forth the designation for the Series A Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form SB-2).

3.3

Articles of Amendment to the Articles of Incorporation of Cardinal Financial Corporation, setting forth the designation for the Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed January 22, 2009).

3.4	Bylaws of Cardinal Financial Corporation (restated in electronic format as of December 19, 2007) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed December 21, 2007).

4.1	Form of Preferred Stock Certificate.*

4.2	Form of Warrant Certificate.*

4.3	Form of Warrant Agreement.*

4.4	Form of Stock Purchase Contract.*

4.5	Form of Unit Agreement.*

5.1	Opinion of Williams Mullen.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of KPMG LLP

24.1	Powers of attorney (included on signature page).

*                 To be filed as an exhibit to a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.